Exhibit 99.1

Cubic Reports Financial Results for the Quarter Ended December 31, 2012

San Diego, Calif, February 11, 2013 — Cubic Corporation (NYSE: CUB) today reported its financial results for the quarter ended December 31, 2012. Net income attributable to Cubic shareholders for the first quarter of fiscal 2013 was $12.4 million, or 47 cents per share this year compared to $20.7 million, or 77 cents per share last year. Sales for the quarter decreased from $316.8 million to $313.4 million, a decrease of 1 percent. Operating income was $18.2 million in this year’s first quarter compared to $27.8 million last year, a decrease of 34 percent. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA), a non-GAAP measure (as described below), for the first quarter this year was $23.0 million, compared to $33.6 million last year.

“While our first quarter reflected some unusual cost items and lower profitability, we continue to make progress on major long-term transit projects and have completed two acquisitions that will provide growth opportunities in our defense and transportation segments in key strategic focus areas,” said William W. Boyle, Chief Executive Officer of Cubic Corporation.  “I believe our diversification and strategic focus will differentiate Cubic over the long term.”

Transportation Systems

Cubic Transportation Systems (CTS) develops and delivers innovative fare collection systems and services for public transit authorities worldwide. In the first quarter of this year, CTS sales decreased 6 percent to $118.6 million compared to $125.8 million in the same period last year, primarily due to reduced work on a contract to design and build a system in Vancouver. Last year’s first quarter revenues were higher on the project as we were producing a significant amount of the hardware for the system, while this year we are in the latter stages of system delivery. This decrease was partially offset by higher sales from a contract to design and build a system in Sydney, Australia. CTS is currently in the design and build phase for three major projects to design, build and operate transit fare systems in Sydney, Vancouver and Chicago.

Operating income from CTS decreased 26 percent in the first quarter this year to $13.2 million, compared to $17.9 million in the first quarter of last year. In addition to the impact on operating income caused by the decrease in sales, we are currently incurring costs in excess of revenues on our contract in Sydney, Australia due to the transition of portions of the system into full operations. We anticipate improved profitability on the Sydney contract as the systems complete the transition phase and move into full operations.

Mission Support Services

Mission Support Services (MSS) is a leading provider of highly specialized support services to the U.S. government and allied nations. Sales from MSS increased 5 percent to $113.4 million in the first quarter this year, from $107.5 million in the first quarter of last year. Sales growth was driven by an increase in activity during the first quarter at the Joint Readiness Training Center (JRTC) in Fort Polk, Louisiana and by higher sales from Abraxas, a company Cubic acquired in fiscal year 2011.

MSS operating income decreased 7 percent to $4.2 million in the first quarter this year from $4.5 million in the first quarter of last year. NEK, a Special Operations Forces Training company we acquired in December 2012, had an operating loss of $0.5 million in the first quarter of fiscal 2013 primarily due to the incurrence of $0.4 million of acquisition-related costs.

Defense Systems

Cubic Defense Systems (CDS) is focused on two primary lines of business: training systems and secure communications. Training systems sales increased 1 percent in the first quarter this year to $65.6 million while operating income decreased 48 percent for the quarter from $4.8 million last year to $2.5 million this year. Although total training systems sales increased, the sales of higher margin small arms training systems and air combat training systems to a customer in the Far East decreased, which decreased operating income.

Secure communications sales decreased 23 percent in the first quarter this year to $11.6 million compared to $15.0 million in the first quarter of last year. Secure communications operating income decreased to $0.3 million in the first quarter this year from $3.2 million in the first quarter of last year. Decreased profitability on lower data link sales, including the impact of a $1.2 million cost increase on a U.S. government contract, contributed to the decrease in operating income.

Segment Results

The following table presents sales, operating profits, and depreciation and amortization for each of the three business segments, in millions.

	Three Months Ended
	December 31,
	2012	2011
Sales:
Transportation Systems	$118.6	$125.8
Mission Support Services	113.4	107.5
Defense Systems	81.2	83.3
Other	0.2	0.2
Total sales	$313.4	$316.8

Operating income (loss):
Transportation Systems	$13.2	$17.9
Mission Support Services	4.2	4.5
Defense Systems	1.2	6.0
Unallocated corporate expenses and other	(0.4)	(0.6)
Total operating income	$18.2	$27.8

Depreciation and amortization:
Transportation Systems	$0.5	$0.9
Mission Support Services	3.1	3.5
Defense Systems	0.8	1.2
Other	0.3	0.2
Total depreciation and amortization	$4.7	$5.8

Total backlog

Total backlog decreased $15.2 million from $2,831.6 million at September 30, 2012 to $2,816.4 million at December 31, 2012. Backlog in our defense businesses has been impacted in part due to the budgetary uncertainties experienced by our U.S. governmental agency customers and shorter-term contract awards.

Conference Call

Cubic’s management will hold its first-ever earnings conference call on Monday, February 11, 2013 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to review the company’s financial results for the first quarter ended December 31, 2012 and provide a company update. The company’s prepared remarks will be followed by a question and answer period. Please refer to the company’s press release for more details.

About Cubic (www.cubic.com)

Cubic Corporation is the parent company of three business segments: Transportation Systems, Mission Support Services, and Defense Systems. Transportation Systems is a leading provider of automated fare collection systems and services for public transit authorities worldwide. Mission Support Services is a leading provider of training, operations, maintenance, technical and other support services to the U.S. and allied nations. Defense Systems is a leading provider of realistic combat training systems and secure communications, including data links, cyber technologies, asset tracking solutions, and defense electronics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about our expectations regarding future events or our future financial and/or operating performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: our dependence on U.S. and foreign government contracts; delays in approving U.S. and foreign government budgets and cuts in U.S. and foreign government defense expenditures; the ability of certain government agencies to unilaterally terminate or modify our contracts with them; our ability to successfully integrate new companies into our business and to properly assess the effects of such integration on our financial condition; the U.S. government’s increased emphasis on awarding contracts to small businesses, and our ability to retain existing contracts or win new contracts under competitive bidding processes; the effects of politics and economic conditions on negotiations and business dealings in the various countries in which we do business or intend to do business; competition and technology changes in the defense and transportation industries; our ability to accurately estimate the time and resources necessary to satisfy obligations under our contracts; the effect of adverse regulatory changes on our ability to sell products and services; our ability to identify, attract and retain qualified employees; business disruptions due to cyber security threats, physical threats, terrorist acts, acts of nature and public health crises; our involvement in litigation, including litigation related to patents, proprietary rights and employee misconduct; our reliance on subcontractors and on a limited number of third parties to manufacture and supply our products; our ability to comply with our development contracts and to successfully develop, introduce and sell new products, systems and services in current and future markets; defects in, or a lack of adequate coverage by insurance or indemnity for, our products and systems; and changes in U.S. and foreign tax laws, exchange rates or our economic assumptions regarding our pension plans. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we use Adjusted EBITDA which represents net income attributable to Cubic before interest, taxes, non-operating income, depreciation and amortization. We believe that the presentation of Adjusted EBITDA provides useful information to investors with which to analyze our operating trends and performance and ability to service and incur debt. Also, Adjusted EBITDA is a factor we use in measuring our performance and compensating certain of our executives. Further, we believe Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of property, plant and equipment (affecting relative depreciation expense), and non-operating expenses which may vary for different companies for reasons unrelated to operating performance. In addition, we believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income as a measure of performance. In addition, other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Furthermore, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. You are cautioned not to place undue reliance on Adjusted EBITDA.

The following table reconciles Adjusted EBITDA to net income attributable to Cubic, which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA.

	Three Months Ended
	December 31,
	2012	2011
	(in thousands)
Reconciliation:
Net income attributable to Cubic	$12,446	$20,694
Add:
Provision for income taxes	5,400	8,353
Interest expense (income), net	425	(415)
Other income, net	(102)	(923)
Noncontrolling interest in income of VIE	73	45
Depreciation and amortization	4,718	5,832
ADJUSTED EBITDA	$22,960	$33,586

CUBIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(amounts in thousands, except per share data)

	Three Months Ended
	December 31,
	2012	2011

Net sales:
Products	$135,701	$153,310
Services	177,670	163,456
	313,371	316,766

Costs and expenses:
Products	100,895	113,449
Services	143,851	131,408
Selling, general and administrative	40,997	35,220
Research and development	5,822	4,896
Amortization of purchased intangibles	3,564	4,039
	295,129	289,012

Operating income	18,242	27,754

Other income (expense):
Interest and dividend income	437	762
Interest expense	(862)	(347)
Other income (expense) - net	102	923

Income before income taxes	17,919	29,092

Income taxes	5,400	8,353

Net income	12,519	20,739

Less noncontrolling interest in income of VIE	73	45

Net income attributable to Cubic	$12,446	$20,694

Basic and diluted net income per common share	$0.47	$0.77

Average number of common shares outstanding	26,736	26,736

CUBIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	September 30,
	2012	2012
	(Unaudited)	(See note below)
ASSETS
Current assets:
Cash and cash equivalents	$174,116	$212,267
Restricted cash	68,829	68,749
Accounts receivable - net	359,301	350,697
Recoverable income taxes	4,817	7,083
Inventories - net	53,095	52,366
Deferred income taxes and other current assets	24,243	21,564
Total current assets	684,401	712,726

Long-term contract receivables	21,460	22,070
Long-term capitalized contract costs	40,146	26,875
Property, plant and equipment - net	55,434	55,327
Goodwill	173,734	146,933
Purchased intangibles - net	54,188	39,374
Other assets	21,390	23,012
	$1,050,753	$1,026,317

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$25,000	$—
Trade accounts payable	29,001	47,917
Customer advances	107,913	100,764
Accrued compensation and other current liabilities	122,316	108,668
Income taxes payable	8,715	20,733
Current portion of long-term debt	4,563	4,561
Total current liabilities	297,508	282,643

Long-term debt	2,814	6,942
Other long-term liabilities	65,533	66,390

Shareholders’ equity:
Common stock	12,574	12,574
Retained earnings	727,489	715,043
Accumulated other comprehensive loss	(19,111)	(21,148)
Treasury stock at cost	(36,078)	(36,078)
Shareholders’ equity related to Cubic	684,874	670,391
Noncontrolling interest in variable interest entity	24	(49)
Total shareholders’ equity	684,898	670,342
	$1,050,753	$1,026,317

Note: The Balance Sheet at September 30, 2012 has been derived from the audited financial statements at that date.

CUBIC CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended
	December 31,
	2012	2011
Operating Activities:
Net income	$12,519	$20,739
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,718	5,832
Changes in operating assets and liabilities	(43,353)	(64,948)
NET CASH USED IN OPERATING ACTIVITIES	(26,116)	(38,377)

Investing Activities:
Acquisition of businesses, net of cash acquired	(33,095)	—
Purchases of property, plant and equipment	(1,423)	(5,249)
Proceeds from sales or maturities of short-term investments	—	6,957
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(34,518)	1,708

Financing Activities:
Proceeds from short-term borrowings	25,000	—
Principal payments on long-term debt	(4,140)	(4,136)
Net change in restricted cash	229	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	21,089	(4,136)

Effect of exchange rates on cash	1,394	798

NET DECREASE IN CASH AND CASH EQUIVALENTS	(38,151)	(40,007)

Cash and cash equivalents at the beginning of the period	212,267	329,148

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$174,116	$289,141

Supplemental disclosure of non-cash operating and investing activities:

Liability incurred to acquire NEK	$20,130	$—

Contact:	Cubic Corporation
Investor Relations
Diane Dyer, (858) 505-2907